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                                                                     Exhibit 5.2


                      [Letterhead of Dewey Ballantine LLP]





                                                               February 18, 2004

Duquesne Light Company
411 Seventh Avenue
Pittsburgh, Pennsylvania  15279

Ladies and Gentlemen:

             We are acting as special counsel for Duquesne Light Company (the "Company") in connection with the Company's proposed issuance and sale from time to time of up to $300,000,000 in aggregate amount of its Preferred Stock (the "Preferred Stock") and its First Mortgage Bonds (the "Bonds"), as contemplated by the Registration Statement on Form S-3 (the "Registration Statement") proposed to be filed by the Company with the Securities and Exchange Commission on or about the date hereof for the registration of the Preferred Stock and the Bonds under the Securities Act of 1933, as amended (the "Act"), and for the qualification of the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1992, to JPMorgan Chase Bank (successor by merger to The Chase Manhattan Bank, successor in trust to Mellon Bank, N.A.), as trustee (the "Mortgage Trustee"), as heretofore amended and supplemented and as to be further supplemented by one or more supplemental indentures relating to the Bonds (such Indenture, as so amended and supplemented, being hereinafter called the "Mortgage"), under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bonds will be issued under the Mortgage.

             We have examined the Company's Restated Articles of Incorporation and such corporate records, certificates and other documents and have reviewed such questions of law as we have considered necessary or appropriate for purposes of the opinions expressed below. Based on such examination and review, we advise you as follows:

             We are of the opinion that the Preferred Stock of each series will be legally issued, fully paid and non-assessable, when:

                 (a) the Registration Statement, as it may be amended, has
                     become effective under the Act;

                 (b) the Company's Board of Directors, or a duly authorized committee thereof, has taken such action as may be necessary to establish the relative rights and preferences of the Preferred Stock of such series and authorize the Company's issuance and sale thereof on the

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February 18, 2004
Page 2

                     terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to Preferred Stock;

                 (c) a statement establishing such series of the Preferred Stock of such series has been filed with the Department of State of the Commonwealth of Pennsylvania in the form and manner required by law; and

                 (d) the Preferred Stock of such series has been issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, authorizations and documents referred to above.

             We are further of the opinion that the Bonds of each series will be legally issued and binding obligations of the Company, subject to laws relating to or affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, and to general principles of equity when:

                 (a) the Registration Statement, as it may be amended, has
                     become effective under the Act and the Mortgage has been qualified under the Trust Indenture Act;

                 (b) the Company's Board of Directors, or a duly authorized committee thereof, has taken such action as may be necessary to authorize the issuance and sale by the Company of the Bonds of such series on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Bonds of such series, and to authorize the proper officers of the Company to take such other action as may be necessary in connection with the consummation of the issuance and sale of the Bonds from time to time; and

                 (c) the specific terms of each Bond of such series shall have been determined within the authorizations referred to above, and each Bond shall have been duly executed by the Company and authenticated by the Mortgage Trustee and issued, sold and delivered by the Company to the purchasers thereof against payment therefore, all as contemplated by, and in conformity with, the acts, authorizations and documents referred to above.

             This opinion is limited to the laws of the State of New York, the Commonwealth of Pennsylvania and the federal securities laws of the United States of America. We do not hold ourselves out as experts on the laws of the Commonwealth of Pennsylvania. Accordingly, in rendering this opinion, we have relied, as to all matters governed by the

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February 18, 2004
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laws of said Commonwealth upon the opinion of even date herewith of Douglas
L. Rabuzzi, Esq., Assistant General Counsel for the Company, which opinion is being filed as Exhibit 5.1 to the Registration Statement. In rendering the opinion as to the Bonds above, we express no opinion on any matters relating to the lien of the Mortgage or the security provided thereby.

             We hereby authorize and consent to the use of this opinion as
Exhibit 5.2 to the Registration Statement and the reference to our firm in the Registration Statement and in the prospectus constituting a part thereof.

                                                 Very truly yours,

                                                 /s/ Dewey Ballantine LLP


                                                 DEWEY BALLANTINE LLP